                                                                      Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-32453, 333-37498, 333-102249 and 333-105174 on Forms S-8 of our reports dated March 13, 2006, relating to the financial statements and financial statement schedule of ChoicePoint Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of ChoicePoint Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 13, 2006


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